As filed with the Securities and Exchange Commission
                          on February 13, 1997
		      Registration No. 333-18599
==============================================================================

		  SECURITIES AND EXCHANGE COMMISSION
		       Washington, D.C.  20549

                         AMENDMENT NO. 2 TO
			 ------------------

			      FORM S-3
	 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

			 HEMACARE CORPORATION
       (Exact name of Registrant as specified in its Charter)

       California                                8091                          95-3280412
(State or jurisdiction of              (Primary Standard Industrial        (I.R.S. Employee
incorporation or organization)         Classification Code Number)         Identification No.)

	       4954 Van Nuys Boulevard, Sherman Oaks, CA 91403
			      (818) 986-3883
	   (Address, including zip code, and telephone number of
		       principal executive offices)
		       ___________________________
			     Hal I. Lieberman
			   HemaCare Corporation,
	     4954 Van Nuys Boulevard, Sherman Oaks, CA 91403
			     (818) 986 3883
	   (Name, address, including zip code, and telephone number,
		  including area code, of agent for service)
		    ___________________________________
			     With a copy to:
			Gordon R. Kanofsky, Esq.
     Sanders, Barnet, Goldman, Simons & Mosk,  A Professional Corporation
	  1901 Avenue of the Stars, Suite 850, Los Angeles, CA 90067
			     (310) 551-8407
		  ____________________________________
     Approximate date of proposed sale to the public:  From time to time
	    after the effective date of this Registration Statement.
		      ____________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registrations statement for the same offering.   / / ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

		     CALCULATION OF REGISTRATION FEE

============================================================================================
Title of each      Amount to be       Proposed maximum      Proposed maximum     Amount of
class securities    registered         offering price      aggregate offering   registration
to be registered        (1)              per share              price               fee
============================================================================================
Common Stock,      1,700,000 shares       $2.75 (2)         $4,675,000  (2)     $1,417(4)
without par value

Common Stock,         20,000 shares       $2.88 (3)             57,600  (3)         17(5)
without par value
                   ----------------                         ----------          ------
Total              1,720,000 shares                         $4,732,600          $1,434
============================================================================================

(1) Includes an indeterminable number of shares which may be issued at the time of exercise of certain outstanding warrants as a result of anti-dilution provisions set forth in such warrants or the warrant agreements related thereto.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the last sale price for the Registrant s Common Stock reported on the Nasdaq SmallCap Market on December 20, 1996.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the last sale price for the Registrant's Common Stock reported on the Nasdaq SmallCap Market on February 6, 1996.

(4) Previously paid upon the filing of the Registration Statement on December 23, 1996.

(5) Previously paid upon the filing of Amendment 1 to the Registration Statement on February 10, 1997.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

	     SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1997

			 HEMACARE CORPORATION

		  1,720,000 Shares of Common Stock
			  _________________

This Prospectus relates to an aggregate of 1,720,000 shares (the "Offered Shares") of HemaCare Corporation (the "Company" or "HemaCare") common stock, without par value (the "Common Stock"), offered for the account of certain persons holding or that may acquire the Offered Shares (the "Selling Shareholders"). The Offered Shares include (i) 1,200,000 shares of Common
Stock acquired by certain of the Selling Shareholders in a private placement,
(ii) 520,000 shares of Common Stock issuable upon exercise of (a) 120,000 warrants issued to certain persons in return for services and (b) 400,000 warrants issued by the Company in return for the rights to technology utilized by the Company's research and development subsidiary HemaBiologics, Inc. (collectively, the "Warrants"). The number of Offered Shares issuable upon exercise of the Warrants, and offered hereby, is subject to adjustment based upon the operation of certain anti-dilution provisions of the Warrants. The Selling Shareholders may sell the Offered Shares from time to time directly or through agents, broker-dealers or underwriters on terms to be determined at the time of offering and sale, in transactions on the Nasdaq SmallCap Market or other markets in which the Common Stock may be traded, in privately negotiated transactions or otherwise. The Selling Shareholders will pay all brokerage fees, commissions and expenses in connection with the sale of the Offered Shares. The Company will pay all other expenses of the offering, estimated to be approximately $14,934. The Selling Shareholders and any agents, broker-dealers or underwriters participating in the distribution of the Offered Shares may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commissions received by them and any profit on the resale of the Offered Shares purchased by them from the Selling Shareholders may be deemed to be underwriting commissions under the Act. See "Plan of Distribution."

The Company will not receive any proceeds from the sale of the Offered Shares by the Selling Shareholders. If all of the Warrants were exercised in full on the date of this Prospectus, the Company would receive approximately $2.5 million in aggregate Warrant exercise proceeds. See "Use of Proceeds."

The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol HEMA. On February __, 1997, the last full day of trading before the effective date of the Registration Statement, the last reported per share sale price of the Common Stock on the Nasdaq SmallCap Market was $_____.
				_________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesman or other person or entity has been authorized to give any information or to make any representations not contained in or incorporated by reference into this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person or entity. All information contained herein is as of the date of this Prospectus except as otherwise indicated. Neither the delivery of this Prospectus, nor any sale, distribution or resale made hereunder, shall under any circumstances create any implication that there has been no change in the business or affairs of the Company or in the information set forth herein since the date hereof or since the date indicated.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


	       The date of this Prospectus is February ___, 1997

			  AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10007; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

A registration statement on Form S-3 with respect to the Offered Shares (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission.
For further information with respect to the Company and the Offered Shares, reference is made to the Registration Statement and the exhibits thereto.
The Registration Statement and the exhibits thereto may be inspected without charge at the public reference facilities at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of prescribed rates.

	   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus incorporates by reference the following documents and information heretofore filed by the Company with the Commission:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A, including the portions of the Registrant's definitive proxy statement, dated April 22, 1996, for its 1996 Annual Meeting of Shareholders incorporated by reference into such Annual Report, as such definitive proxy statement was modified by the Registrant s definitive supplement to proxy statement, dated June 14, 1996, each of which have been filed by the Registrant with the Commission pursuant to Section 13(a) of the Exchange Act;

(b) the Registrant s Quarterly Reports on Form 10-Q, each as amended by Form 10-Q/A-1, for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996 and Form 10-Q/A-2 for the quarterly period ended September 30, 1996, filed with the Commission pursuant to
     Section 13(a) of the Exchange Act;

(c) the Registrant s Current Reports on Form 8-K dated July 19, 1996 and August 19, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act; and

(d) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, dated December 5, 1986, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Documents incorporated by reference in the Prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available without charge, on oral or written request by any person to whom this Prospectus is delivered. Written or telephone requests should be directed to:

			      JoAnn  R. Stover
			    Corporate Secretary
			    HemaCare Corporation
			   4954 Van Nuys Boulevard
			    Sherman Oaks, CA 91403
			       (818) 986-3883


				 THE COMPANY

HemaCare Corporation was founded in 1978 and provides blood products and services to health care institutions. The Company is an industry leader in the commercial application of apheresis (cell separation) technology to blood banking. HemaCare believes it is the only publicly-traded, FDA-licensed company engaged in providing a broad spectrum of products and services to the $2 billion blood industry. During the past year, the Company began establishing blood management programs to enhance its ability to market its blood products and services to hospitals and affiliated hospital groups. A blood management program affords hospital customers the convenience and efficiencies of an in-house blood program without the associated regulatory and management burdens and related financial risks.

Cost containment pressures are forcing hospitals to find new ways of providing cost-effective blood products and services in a community-based, patient-focused model. Management believes that this environment provides opportunities for an expansion of the Company's blood products and services business, particularly its blood management programs.

The Company's corporate headquarters are located in Sherman Oaks, California, a suburb of Los Angeles. Southern California operations are conducted from this location and, starting in February 1996, from a blood center located at the University of Southern California Health Sciences Campus. In December 1995, the Company opened a regional blood program in St. Louis, Missouri, with a satellite location in Illinois.


		FACTORS AFFECTING FORWARD-LOOKING INFORMATION

Certain information included in the documents incorporated by reference into this Prospectus or that will be incorporated by reference into this Prospectus upon their filing with the Commission include or will include forward-looking statements. Forward-looking statements generally are those that relate to events or transactions that have not yet occurred; expectations or estimates of the Company or its management; growth, competition, business and financing strategies and plans of the Company; or other future events or facts. Forward-looking statements made by or on behalf of the Company involve important risks and uncertainties, many of which are and will be beyond the control of the Company. These risks and uncertainties could significantly affect anticipated results in the future, both short-term and long-term, and accordingly, such results may differ, in come cases materially, from those expressed in forward-looking statements made by or on behalf of the Company. The documents incorporated by reference and to be incorporated by reference into this Prospectus contain and will contain cautionary information concerning some of the risks and uncertainties that may affect such forward-looking statements, which should be read carefully prior to making an investment in the Offered Shares.

				  USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Offered Shares by the Selling Shareholders hereunder. If all of the Warrants were exercised in full on the date of this Prospectus, the Company would receive approximately $2.5 million in aggregate Warrant exercise proceeds. There can be no assurance that any or all of the Warrants will be exercised.

			       SELLING SHAREHOLDERS


					 Number of Shares of Common Stock
				   ---------------------------------------------
				   Owned Prior to       Being       Owned After
Name                                the Offering       Offered      the Offering
--------------------------------   ----------------   ----------    -------------
British Far East Holdings, Ltd (3)        10,000         10,000            -

George Egan                               30,000         30,000            -

Jack R. Grossman and Kay S.
Grossman                                 215,000        200,000        15,000

Kensington Value Fund, LLC               450,600        100,000       350,600

Steve Kyman                               50,000         50,000            -

Hayden Leason                            250,000        250,000            -

H. Glen Leason (5)                        37,450         35,000         2,450

M. A. Levy and Associates (4)             20,000         20,000            -

Albert W. Lupien & Alma O. Lupien
TTEES F/B/O The Lupien Trust U/A
DTD 11-10-75                             100,000        100,000            -

William A. Lupien                        175,000 (6)    175,000            -

Thomas Maloof                             50,000         50,000            -

Medicorp Inc. (7)                        400,000        400,000            -

Joseph McDonald (8)                       55,000         30,000        25,000

Wayne Nicklin                             57,150         50,000         7,150

Delaware Charter Guaranty & Trust
FBO John T. Rickard IRA                   25,000         25,000            -

Jeff Sorce and Jean A. Sorce             120,000         50,000        70,000

John C. Stout, Jr.                       100,000        100,000            -

Torrey Pines Securities (5)               15,000         15,000            -

Jon Victor (9)                           160,000 (10)    20,000       140,000

E. Keene Wolcott (3)                     105,000         10,000        95,000
				       ---------      ---------       -------
Total                                  2,425,200      1,720,000       705,200

(1) The information set forth in the table includes all Offered Shares and all other shares of Common Stock beneficially owned by the indicated persons on the date of this Prospectus, which includes shares of Common Stock issuable upon exercise of options or warrants that are currently exercisable or that will become exercisable within 60 days of the date of this Prospectus.

(2) Assumes that all Offered Shares are sold and that persons in the table do not acquire additional shares.

(3) Provided investor relations and corporate finance consulting services to the Company during the period from July 1, 1993 through June 30, 1995.

(4) Provided investor relations consulting services to the Company during the period from July 1, 1993 through June 30, 1996.

(5) Provided services to the Company in connection with a private placement of the Company's common stock in 1994.

(6) Includes 25,000 shares beneficially owned by Range Partners, L.P. of which Mr. Lupien is a general partner.

(7) Licensed the rights to technology utilized by the Company's subsidiary, HemaBiologics, Inc., to the Company.

(8) Provided investor relations and corporate finance consulting services to the Company during the period from July 1, 1993 through June 30, 1995, and is currently providing investor relations and corporate finance consulting services to the Company under the terms of an agreement dated November 1, 1996 (the "Consulting Agreement"). Under the terms of the Consulting Agreement, Mr. McDonald was awarded warrants to purchase
     20,000 shares of the Company's stock uopn the earliest of (i) November 1, 1998, (ii) the sale of substantially all of the assets of the Company, and
     (iii) the 15th day prior to the date of record for determination of shareholders entitled to receive rights in connection with any proposed merger or consolidation in which the Company would not be the surviving entity.

(9)  Mr. Victor has been a director of the Company since June 1995.

(10) Includes 15,000 shares issuable upon exercise of outstanding options issued under the Company's 1986 Stock Option Plan.


			    PLAN OF DISTRIBUTION

SALE OF OFFERED SHARES

The Offered Shares may be sold by the Selling Shareholders from time to time in direct transactions, or through brokers, dealers or underwriters designated from time to time, acting as agents or as principals. Such sales may be effected in one or more transactions on the Nasdaq SmallCap Market or on any other over-the-counter trading market on which the Common Stock may be traded (including block trades), in negotiated transactions or in any combination of the foregoing methods of sale, at prices related to the prevailing market price of the Common Stock or at negotiated prices, to be determined at the time of the sale. Upon the sale of the Offered Shares, the Selling Shareholders and any broker, dealer or underwriter participating therewith may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such shares, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the Offered Shares may be less than or in excess of customary commissions.

POTENTIAL EFFECT OF THE OFFERING ON NET OPERATING LOSS CARRYFORWARDS

The Company currently has net operating loss carryforwards for Federal income tax purposes of approximately $6.7 million as of December 31, 1995. Acquisitions of Common Stock which result in changes in equity ownership in the Company could result in an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), thereby imposing an annual limitation (the "Section 382 Limitation") on the Company's ability to utilize its net operating loss carryforwards to reduce future taxable income.
In the event of a Section 382 Limitation, the Company's utilization of its net operating loss carryforwards would be restricted to an annual amount equal to the product of the equity value, as defined in the Code, of the Company at the time of the applicable ownership change multiplied by the long-term tax-exempt rate as published monthly by the Internal Revenue Service. The expiration dates of the net operating loss carryforwards would not be extended, and accordingly, a Section 382 Limitation could result in the expiration of a portion of Company's net operation loss carryforwards. The long-term, tax-exempt rate is currently 5.8%; such rate, however, is subject to change, and it is impossible to predict whether the equity value of the Company and such rate will increase, or decrease, and to what extent.

This offering increases the likelihood that an "ownership change" will occur in the future, and it is impossible for the Company to ensure that such "ownership change" will not occur, in part because the Company has no ability to restrict the acquisition or disposition of common stock by persons whose ownership could cause an "ownership change." In addition, the Company may in the future take certain actions which could give rise to an ownership change, if in the exercise of the business judgment of the Company, such actions are necessary or appropriate. If an "ownership change" were to occur subsequent to the Private Placement, the Section 382 Limitation could have a material adverse impact upon the Company's future earnings and cash flows.

			       LEGAL MATTERS

The validity of the Offered Shares has been passed upon for the Company by Sanders, Barnet, Goldman, Simons & Mosk, a Professional Corporation, counsel to the Company.


			INDEPENDENT PUBLIC ACCOUNTANTS

The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

				  PROSPECTUS


		       1,700,000 SHARES OF COMMON STOCK

			      HEMACARE CORPORATION



Table of Contents
-----------------
								  Page
								  ----
Available Information . . . . . . . . . . . . . . . . . . .         2

Incorporation of Certain Documents by Reference . . . . . .         2

The Company . . . . . . . . . . . . . . . . . . . . . . . .         3

Factors Affecting Forward-Looking Information . . . . . . .         3

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .         3

Selling Shareholders. . . . . . . . . . . . . . . . . . . .         4

Plan of Distribution. . . . . . . . . . . . . . . . . . . .         5

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . .        6

Independent Public Accountants . . . . . . . . . . . . . . .        6




February __, 1997

PART II      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14      Other Expenses of Issuance and Distribution
-------      -------------------------------------------

The estimated expenses in connection with the offering are listed below. All such expenses will be borne by the Company.

      Registration Fee Under Securities Act of 1933   $ 1,434

      Blue Sky Fees and Expenses                        2,500

      Printing Costs                                      500

      Legal Fees and Expenses                           5,000

      Accounting Fees and Expenses                      2,500

      Registrar and Transfer Agent Fee                  1,500

      Miscellaneous Expenses                            1,500
						      _______
						      $14,934

Item 15      Indemnification of Directors and Officers
-------      -----------------------------------------

Under Article III, Section 16 of its Bylaws, the Registrant is required to indemnify its directors and officers against expenses and other liabilities if such person acted in good faith and for a purpose he or she reasonably believed to be in the best interests of the Registrant, including actions threatened, pending or completed by or in the right of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Registrant, indemnification shall not be made (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant in the performance of his or her duty to the Registrant or (ii) if the claim is settled or otherwise disposed of without court approval. Under Section 317 of the General Corporation Law of the State of California (the "California GCL"), to the extent that an officer or director of the Registrant is successful on the merits in the defense of an action, the Registrant must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense.

Under Section 317 of the California GCL and Article III, Section 16 of the Registrant's Bylaws, the Registrant may advance expenses of an indemnifiable person in defending an action; provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Registrant if it is ultimately determined that the person is not entitled to be indemnified against such expenses.

Additionally, Article Five of the Registrant's Articles of Incorporation provide that directors shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of their fiduciary duty of care as directors to the fullest extent that such exclusion of liability is permissible under California law.

Section 317 of the California GCL empowers the Registrant to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against or incurred by such persons in such capacities or arising out of such status, whether or not the Registrant would have the power to indemnify such persons against that liability under the California GCL. The Registrant has a contract for insurance coverage under which its directors and officers (as well as the Registrant) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Act.

Item 16      Exhibits
-------      --------

    5.1* Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.

    5.2* Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.

    23.1*    Consent of Arthur Andersen LLP.

    23.2* Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation (contained in Exhibit 5.1).

    23.3* Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation (contained in Exhibit 5.2).

    24.1*    Power of Attorney

------------------------------------
* Previously filed.


Item 17      Undertakings
-------      ------------

The undersigned Registrant hereby undertakes:

1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or control-ling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

				 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California, on the 13th day of February, 1997.

					   HEMACARE CORPORATION

					   By:  /s/ Hal I. Lieberman
					   -------------------------
					   Hal I. Lieberman
					   President and Chief
                                           Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capcities and on the dates indicated.

Signature                           Title                     Date
---------                           -----                     -----

* Glenn W. Bartlett, Ph.D
-----------------------------       Chairman of the           February 13, 1997
Glenn W. Bartlett, Ph.D.            Board of Directors

 /s/ Hal I. Lieberman
-----------------------------       President, Chief          Februray 13, 1997
Hal I. Lieberman                    Executive Officer and
				    Director (principal
				    executive officer)

* Sharon C. Kaiser
-----------------------------      Chief Financial Officer   February 13, 1997
Sharon C. Kaiser                   and Director (principal
				   financial and accounting
				   officer)


-----------------------------
Alan C. Darlington                 Director

* Jon B. Victor
-----------------------------
Jon B. Victor                      Director                  February 13, 1997



* By:  /s/ Hal I. Lieberman
-----------------------------
Hal I. Lieberman
Attorney-in-Fact

					  S-1

				    EXHIBIT INDEX


Exhibit

5.1*     Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
	 Corporation

5.2*     Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
	 Corporation

23.1*    Consent of Arthur Andersen LLP

23.2*    Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
	 Corporation (contained in Exhibit 5.1)

23.3*    Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
	 Corporation (Contained in Exhibit 5.2).

24.1*    Power of Attorney
--------------------------------------
*  Previously filed.

